EX-23.1
CONSENT OF COUNSEL


                            Norman T. Reynolds, Esq.
                                 P.O. Box 131326
                            Houston, Texas 77219-1326
                                 (713) 503-9411


June 4, 2002

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  The Majestic Companies, Ltd. - Form S-8

Gentlemen:

         I have acted as counsel to The Majestic Companies, Ltd., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of Sixty Million (60,000,000) shares of its common stock ("Incentive Shares"), $0.001 par value per Incentive Share, which are issueable pursuant to the Company's Employee Stock Incentive Plan No.2 for Year 2002, as well as the registration of Thirty Million (30,000,000) shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issueable pursuant to the Company's Non-Employee Directors and Consultants Stock Retainer Plan No.2 for the Year 2002. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                     Very truly yours,


                                                     /s/  Norman T. Reynolds
                                                     ---------------------------
                                                     Norman T. Reynolds, Esq.